UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2026

ACM Research, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38273	94-3290283
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42307 Osgood Road, Suite I
Fremont, California	94539
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 445-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ACMR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:   Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01	Other Events.

The shares of the operating subsidiary of ACM Research, Inc. (the “Company”), ACM Research (Shanghai), Inc. (“ACM Shanghai”), are listed on the Sci-Tech innovation board of the Shanghai Stock Exchange (the “SSE”).

On May 26, 2026, ACM Shanghai issued an announcement (the “Announcement”) to the SSE regarding the Resolutions of the Fifth Meeting of the Third Board of Directors. At the meeting, the board of directors of ACM Shanghai approved, among other matters, the proposal on the offering of H shares and listing on the Main Board of The Stock Exchange of Hong Kong Limited (the “H Share Listing”) and, on an item-by-item basis, the proposal on the plan for the H Share Listing. These proposals have been approved by ACM Shanghai’s board of directors and remain subject to approval by its shareholders.

Pursuant to the approved plan, ACM Shanghai proposes to issue H shares representing no more than 7% of its total issued share capital upon completion of the proposed offering (prior to the exercise of any over-allotment option), and may grant the overall coordinators an over-allotment option to purchase up to 15% of the number of H shares initially offered. The H shares to be issued will be ordinary shares of H share class, with a par value of RMB 1.00 per share, to be listed and traded on the Main Board of The Stock Exchange of Hong Kong Limited.

Net proceeds from the proposed H Share Listing, after deduction of offering expenses, are intended to be used for purposes including, but not limited to, further product development and enhancement of independent research and development capabilities, improvement of global market expansion and service capabilities, replenishment of general working capital and repayment of bank loans.

The proposed H Share Listing remains subject to market conditions and the obtaining of necessary filings, approvals and/or other regulatory clearances, including those from the China Securities Regulatory Commission, The Stock Exchange of Hong Kong Limited and the Securities and Futures Commission of Hong Kong.

The resolution validity period for the H Share Listing is proposed to be 24 months from the date of shareholder approval, provided that if the relevant regulatory approvals or filings have been obtained within such period, the validity period shall be automatically extended until the later of the completion of the H Share Listing and the exercise and completion of the over-allotment option, if any.

The Announcement was posted to the SSE’s website on May 26, 2026. A copy of the Announcement is attached as Exhibit 99.1 hereto.

The information in this Current Report on Form 8-K, including Exhibit 99.1, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended.

This Current Report on Form 8-K and the Announcement contain forward-looking statements that involve risks and uncertainties. These risks and uncertainties include the process for the H Share Listing, whether the H Share Listing will ultimately be implemented, and other risks detailed from time to time in the Company’s periodic reports and other filings with the U.S. Securities and Exchange Commission. You are cautioned not to place undue reliance on forward-looking statements, which are based on the Company’s current intentions, expectations and assumptions and speak only as of the date of this Current Report on Form 8-K. The Company does not intend to revise or update any forward-looking statement in this Current Report on Form 8-K as a result of new information, future events or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

99.1*
ACM Research (Shanghai), Inc. Announcement of Resolutions of the Fifth Meeting of the Third Board of Directors, submitted by ACM Research (Shanghai), Inc. to the Shanghai Stock Exchange on May 26, 2026.

104	Cover Page Interactive Data File (embedded within the XBRL document)

* Unofficial English translation of original document prepared in Mandarin Chinese.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ACM RESEARCH, INC.

	By:	/s/ Mark McKechnie
Mark McKechnie
Chief Financial Officer and Treasurer
Dated: May 29, 2026